Exhibit 99.1

HCMC ANNOUNCES THE ACQUISITION OF MOTHER EARTH’S STOREHOUSE, AN ORGANIC AND NATURAL HEALTH FOOD AND VITAMIN CHAIN IN UPSTATE NEW YORK; ACQUISITION ANTICIPATED TO APPROXIMATELY DOUBLE HCMC ANNUAL REVENUE

HOLLYWOOD, FL, February 10, 2022 -- Healthier Choices Management Corp. (OTC Pink: HCMC) Today HCMC announced the acquisition of Mother Earth’s Storehouse, an organic and natural health food and vitamin chain in New York’s Hudson Valley.

Billed as the Hudson Valley's premier natural foods stores, Mother Earth’s have previously been voted best in the Hudson Valley by Hudson Valley Magazine. The two stores offer organic and all natural products and vitamins from local sources. The Kingston location also offers the Mother Earth’s Café and Deli, as well as an onsite bakery. In showing its care and commitment to the community, Mother Earth’s Storehouse offers special times for curbside customer pickup, as well as special hours of shopping for seniors and those at risk. As part of the acquisition, HCMC purchased the historic building that houses the Saugerties store.

Jeffrey Holman, CEO of HCMC made this statement regarding the acquisition, “Mother Earth’s Storehouse is a major step forward in our growth initiatives, and based upon past performance, we believe this addition should roughly double HCMC’s top line revenue on an annualized basis.”

Mr. Holman continued, “We are thrilled with this addition to HCMC, which expands upon our Ada’s and Paradise-branded stores in Fort Myers and Melbourne, Florida, respectively. There are certainly synergies between the chains upon which we intend to capitalize. For example, the additional purchasing power that naturally comes along with doubling the size of our orders should result in improved margins, potentially leading to better bottom line results across the board.”

Mr. Holman concluded, “We are looking forward to continuing the 40 plus year tradition of Mother Earth’s Storehouse in providing the Hudson Valley community with the best health food at competitive pricing, coupled with a knowledgeable and inviting staff, all existing hallmarks of HCMC. As always, I wish to thank our loyal and valued shareholders for their support, and I could not be happier to see another of our growth initiatives come to fruition.”

About Healthier Choices Management Corp.

Healthier Choices Management Corp. (www.healthiercmc.com) is a holding company focused on providing consumers with healthier daily choices with respect to nutrition and other lifestyle alternatives.

Through its wholly owned subsidiary HCMC Intellectual Property Holdings, LLC, the Company manages and intends to expand on its intellectual property portfolio.

Through its wholly owned subsidiaries, Healthy Choice Markets, Inc., Healthy Choice Markets 2, LLC, and Healthy Choice Markets 3, LLC, respectively, the Company operates:

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Ada’s Natural Market, a natural and organic grocery store offering fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.Adasmarket.com)

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Paradise Health & Nutrition’s three stores that likewise offer fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items, (www.ParadiseHealthDirect.com)

•	Mother Earth’s Storehouse, a two store organic and health food and vitamin chain in New York’s Hudson Valley, which has been in existence for over 40 years. (www.MotherEarthStorehouse.com)
Through its wholly owned subsidiary, Healthy Choice Wellness, LLC, the Company operates:

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Healthy Choice Wellness Center (Roslyn Heights, NY) a corporately owned IV therapy center offering multiple IV drip “cocktails” for clients to choose from. These cocktails are designed to help boost immunity, fight fatigue and stress, reduce inflammation, enhance weight loss, and efficiently deliver anti-oxidants and anti-aging mixes. Additionally, there are cocktails for health, beauty and re-hydration. (www.Eirhydration.com, though rebranded website coming soon)

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The Company also has a licensing agreement for a Healthy Choice Wellness Center at the Casbah Spa and Salon in Fort Lauderdale, FL, offering essentially the same services as the Roslyn Heights, NY location. (Grand Opening and Website coming soon)

Through its wholly owned subsidiary, Healthy U Wholesale, the Company sells vitamins and supplements, as well as health, beauty and personal care products on its website www.TheVitaminStore.com.

Additionally, the Company markets its patented Q-Unit™ and Q-Cup® technology. Information on these products and the technology is available on the Company’s website at www.theQcup.com.

Forward Looking Statements.

This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission (SEC) or otherwise. Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management's estimates, assumptions and projections and are not guarantees of future performance. The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income, or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our recent exit from, and winding down of our wholesale distribution operations. In addition, when used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward looking statements.

Factors that may affect our future results of operations and financial condition include, but are not limited to, fluctuations in demand for our products, the introduction of new products, our ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of our liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in our filings with the SEC.

Contact Information:
Healthier Choices Management Corp.
3800 North 28th Way, #1
Hollywood, FL 33020
Office: 305-600-5004
Website: www.HealthierCMC.com
Email: ir@hcmc1.com